As filed with the Securities and Exchange Commission on February 27, 2017

Registration No. 333-139661

Registration No. 333-149106

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-139661

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-149106

UNDER

THE SECURITIES ACT OF 1933

SPECTRA ENERGY CORP

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	20-5413139 (IRS Employer Identification No.)

5400 Westheimer Court

Houston, Texas 77056

(713) 627-5400

(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Spectra Energy Corp 2007 Long-Term Incentive Plan

Spectra Energy Retirement Savings Plan

Spectra Energy Corp Executive Savings Plan

Spectra Energy Corp Directors’ Savings Plan

Spectra Energy Employee Savings Plan

(formerly the Westcoast Energy Inc. Employee Savings Plan)

Westcoast Energy Inc. Executive Share Purchase Plan

(Full Title of the Plans)

Tyler W. Robinson

Vice President & Corporate Secretary

Spectra Energy Corp

5400 Westheimer Court

Houston, Texas 77056

(713) 627-5400

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF UNSOLD SECURITIES

These Post-Effective Amendments are being filed to deregister unsold securities of Spectra Energy Corp, a Delaware corporation (“Spectra Energy”) that were registered on the following Registration Statements on Form S-8 (each, a “Registration Statement”, and collectively, the “Registration Statements”) filed with the U.S. Securities and Exchange Commission (the “Commission”):

•	Registration Statement on Form S-8 (No. 333-139661), filed with the Commission on December 26, 2006, which registered the offering of an aggregate of 50,193,589 shares of common stock, $0.001 par value (“Shares”);

•	Registration Statement on Form S-8 (No. 333-149106), filed on February 7, 2008, which registered the offering of an aggregate of 3,000,000 Shares.

On February 27, 2017, pursuant to the Agreement and Plan of Merger, dated as of September 5, 2016 (the “Merger Agreement”), among Spectra Energy, Enbridge Inc. (“Enbridge”), and Sand Merger Sub, Inc. (“Merger Sub”), Merger Sub merged with and into Spectra Energy (the “Merger”), with Spectra Energy surviving the Merger as a wholly owned subsidiary of Enbridge.

In connection with the Merger, Spectra Energy has terminated all offerings of its securities pursuant to the Registration Statements. Accordingly, Spectra Energy hereby terminates the effectiveness of the Registration Statements and, in accordance with undertakings contained in the Registration Statements to remove from registration by means of a post-effective amendment any of the securities that had been registered but remained unsold at the termination of the offering, removes from registration any and all securities of Spectra Energy registered but unsold under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada on February 27, 2017.

SPECTRA ENERGY CORP

By:	/s/ Tyler W. Robinson
	Name:	Tyler W. Robinson
	Title:	Vice President & Corporate Secretary

No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance upon Rule 478 of the Securities Act.